UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2016

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
(Address of principal executive offices)		(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Landstar System, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 17, 2016. A total of 40,211,087 shares, or approximately 95% of the common stock issued and outstanding as of the record date, was represented in person or by proxy. The matters voted upon by the stockholders of the Company (the “Stockholders”) at the meeting included: (i) the election of one Class I Director whose term will expire at the 2018 Annual Meeting of Stockholders and the election of three Class II Directors whose terms will each expire at the 2019 Annual Meeting of Stockholders; (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016; (iii) an advisory vote on the Company’s 2015 executive compensation; (iv) the approval of the Company’s Amended and Restated 2013 Directors Stock Compensation Plan; and (v) the re-approval of the material terms of performance goals under the Company’s 2011 Equity Incentive Plan.

(1) Election of Directors. At the meeting, the Stockholders elected Anthony J. Orlando to serve as a Class I Director, whose term will expire at the 2018 Annual Meeting of Stockholders, and Homaira Akbari, Diana M. Murphy and Larry J. Thoele, each to serve as a Class II Director, whose term will expire at the 2019 Annual Meeting of Stockholders. The votes cast with respect to Mr. Orlando, Dr. Akbari, Ms. Murphy and Mr. Thoele were as follows:

Director	Votes For	Withheld	Broker Non-Votes
Anthony J. Orlando	38,008,552	681,810	1,520,725
Homaira Akbari	37,871,706	818,656	1,520,725
Diana M. Murphy	37,646,236	1,044,126	1,520,725
Larry J. Thoele	38,009,399	680,963	1,520,725

(2) Ratification of Appointment of KPMG LLP. At the meeting, the Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016. This proposal received 39,588,773 affirmative votes and 597,755 negative votes. There were 24,559 abstentions with respect to this proposal.

(3) Advisory Vote on Executive Compensation. At the meeting, the Stockholders voted to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

This proposal received 37,710,620 affirmative votes and 923,736 negative votes. There were 56,006 abstentions and 1,520,725 broker non-votes with respect to this proposal.

(4) Approval of the Amended and Restated 2013 Directors Stock Compensation Plan. At the meeting, the Stockholders voted to approve the Amended and Restated 2013 Directors Stock Compensation Plan.

This proposal received 37,668,181 affirmative votes and 997,136 negative votes. There were 25,045 abstentions and 1,520,725 broker non-votes with respect to this proposal.

(5) Re-Approval of Material Terms of Performance Goals Under the Company’s 2011 Equity Incentive Plan. At the meeting, the Stockholders voted to re-approve the material terms of performance goals under the Company’s 2011 Equity Incentive Plan.

This proposal received 36,942,000 affirmative votes and 1,701,639 negative votes. There were 46,723 abstentions and 1,520,725 broker non-votes with respect to this proposal.

The meeting was then adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: May 19, 2016	By:	/s/ L. Kevin Stout
	Name:	L. Kevin Stout
	Title:	Vice President and Chief Financial Officer